Exhibit 99.2

Investor Relations:

Christopher Taylor

781-398-2466

Media Relations:

Sarah Emond

781-398-2544

For Immediate Release

Oscient Pharmaceuticals Announces Closing of $35.9 Million Private Placement Financing

Waltham, Mass., April 11, 2006 – Oscient Pharmaceuticals Corporation (Nasdaq: OSCI) today announced that it has raised $35.9 million in gross proceeds through a private placement of common stock and warrants.

“This financing provides the capital for Oscient to advance the commercialization of FACTIVE and TESTIM, as well as pursue a number of important milestones including initiation of the Ramoplanin Phase III clinical development program and securing additional marketed products through licensing, acquisition or co-promotion,” stated Steven M. Rauscher, President and Chief Executive Officer.

As part of the transaction, approximately 18 million new shares of Oscient Pharmaceuticals common stock have been issued to new and existing institutional shareholders. Investors also received warrants to purchase approximately 9 million shares at an exercise price of $2.22 per share. The warrants remain exercisable for a period of five years.

JMP Securities and Thomas Weisel Partners acted as placement agents for the transaction.

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements. Oscient Pharmaceuticals has agreed to file a registration statement with the Securities and Exchange Commission to register the resale of the shares of common stock issued in the private placement, as well as the shares of common stock issuable upon the exercise of the warrants issued in the private placement.

This notice shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale, would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a biopharmaceutical company committed to the clinical development and commercialization of novel therapeutics to address unmet medical needs. The Company is marketing FACTIVE® (gemifloxacin mesylate) tablets, approved by the FDA for the five-day treatment of acute bacterial exacerbations of chronic bronchitis and the seven-day treatment of community-acquired pneumonia of mild to moderate severity. In addition to the oral

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Private Placement Closing

April 11, 2006

tablet form, Oscient is developing an investigational FACTIVE intravenous formulation for use in hospitalized patients. The Company is also promoting Auxilium Pharmaceuticals’ TESTIM® 1% testosterone gel to primary care physicians in the U.S. Oscient has a novel antibiotic candidate, Ramoplanin, in advanced clinical development for the treatment of Clostridium difficile-associated disease (CDAD).

Forward-Looking Statement

This news release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the advancement of the commercialization of FACTIVE and TESTIM and the pursuit of company milestones, including initiating the Ramoplanin Phase III clinical development program and securing additional marketed products through licensing, acquisition or co-promotion. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to, (i) whether we will be able to expand the indications for which FACTIVE is approved, (ii) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidates, (iii) the delay or inability to find sublicensing partners for FACTIVE or to negotiate favorable sublicensing terms and (iv) our inability to successfully commercialize FACTIVE or promote TESTIM due to: the limitations on our resources and experience in the commercialization of products; lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statement are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2005 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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